                                THE GALAXY FUND

                          GALAXY ASSET ALLOCATION FUND
                           GALAXY EQUITY INCOME FUND
                         GALAXY GROWTH AND INCOME FUND
                          GALAXY STRATEGIC EQUITY FUND
                            GALAXY EQUITY VALUE FUND
                           GALAXY EQUITY GROWTH FUND
                             GALAXY GROWTH FUND II
                        GALAXY INTERNATIONAL EQUITY FUND
                              GALAXY PAN ASIA FUND
                          GALAXY SMALL CAP VALUE FUND
                        GALAXY SMALL COMPANY EQUITY FUND
                          GALAXY LARGE CAP VALUE FUND
                          GALAXY LARGE CAP GROWTH FUND

                                  TRUST SHARES

                         SUPPLEMENT DATED MAY 20, 2002
                   TO THE PROSPECTUS DATED FEBRUARY 28, 2002

THIS SUPPLEMENT CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE READ IN CONJUNCTION WITH SUCH PROSPECTUS.

GALAXY STRATEGIC EQUITY FUND

    On page 18, the sidenote captioned "Portfolio manager" is revised in its entirety to read as follows:

PORTFOLIO MANAGERS

    The Fund's portfolio managers are Scott L. Davis, CFA, and Scott Schermerhorn. They are primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Davis has been with the Adviser and its predecessors since 1985. Mr. Schermerhorn has been with the Adviser since February 2002. He was previously a portfolio manager for Colonial Management Associates, Inc. from October 1998 to February 2002, and prior thereto he was head of the value team at Federated Investors from May 1996 to October 1998. Mr. Davis has managed the Fund since November 1, 2001, and Mr. Davis and
Mr. Schermerhorn have co-managed the Fund since May 20, 2002. They also co-manage the Galaxy Equity Income Fund.

LARGE CAP VALUE FUND

    On page 53, the sidenote captioned "Portfolio manager" is revised in its entirety to read as follows:

PORTFOLIO MANAGER

    The Fund's portfolio manager is Gregory M. Miller, a Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Miller has been with the Adviser since 1985.
Mr. Miller has managed the Fund since May 20, 2002. He also manages the Galaxy Growth and Income Fund.

                                THE GALAXY FUND

                          GALAXY ASSET ALLOCATION FUND
                           GALAXY EQUITY INCOME FUND
                         GALAXY GROWTH AND INCOME FUND
                          GALAXY STRATEGIC EQUITY FUND
                            GALAXY EQUITY VALUE FUND
                           GALAXY EQUITY GROWTH FUND
                             GALAXY GROWTH FUND II
                        GALAXY INTERNATIONAL EQUITY FUND
                              GALAXY PAN ASIA FUND
                          GALAXY SMALL CAP VALUE FUND
                        GALAXY SMALL COMPANY EQUITY FUND
                          GALAXY LARGE CAP VALUE FUND
                          GALAXY LARGE CAP GROWTH FUND

                      RETAIL A SHARES AND RETAIL B SHARES

                         SUPPLEMENT DATED MAY 20, 2002
                   TO THE PROSPECTUS DATED FEBRUARY 28, 2002

THIS SUPPLEMENT CONTAINS NEW AND ADDITIONAL INFORMATION BEYOND THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE READ IN CONJUNCTION WITH SUCH PROSPECTUS.

GALAXY STRATEGIC EQUITY FUND

    On page 15, the sidenote captioned "Portfolio manager" is revised in its entirety to read as follows:

PORTFOLIO MANAGERS

    The Fund's portfolio managers are Scott L. Davis, CFA, and Scott Schermerhorn. They are primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Davis has been with the Adviser and its predecessors since 1985. Mr. Schermerhorn has been with the Adviser since February 2002. He was previously a portfolio manager for Colonial Management Associates, Inc. from October 1998 to February 2002, and prior thereto he was head of the value team at Federated Investors from May 1996 to October 1998. Mr. Davis has managed the Fund since November 1, 2001, and Mr. Davis and
Mr. Schermerhorn have co-managed the Fund since May 20, 2002. They also co-manage the Galaxy Equity Income Fund.

LARGE CAP VALUE FUND

    On page 60, the sidenote captioned "Portfolio manager" is revised in its entirety to read as follows:

PORTFOLIO MANAGER

    The Fund's portfolio manager is Gregory M. Miller, a Vice President of the Adviser. He's primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Miller has been with the Adviser since 1985.
Mr. Miller has managed the Fund since May 20, 2002. He also manages the Galaxy Growth and Income Fund.